Exhibit 21

LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2005


                                                               State/Country of
Name                                                            Incorporation
----                                                             -------------

Baldwin Enterprises, Inc.                                          Colorado
NSAC, Inc.                                                         Colorado
RRP, Inc.                                                          Colorado
AIC Financial Corporation                                          Delaware
American Investment Company                                        Delaware
Antilles Crossing International, LP                                Delaware
Antilles Crossing, LP                                              Delaware
ATX Communications, Inc.                                           Delaware
ATX Licensing, Inc.                                                Delaware
ATX Telecommunications Services of Virginia, LLC                   Delaware
Baldwin Aircraft Leasing, LLC                                      Delaware
Baldwin Carib, LP                                                  Delaware
Baldwin-CIS L.L.C.                                                 Delaware
BELLPET, Inc.                                                      Delaware
BIA Investments, LLC                                               Delaware
Burlington Equipment, LLC                                          Delaware
Burnham Developer, LLC                                             Delaware
Cannon & Associates, LLC                                           Delaware
CCL Historical, Inc.                                               Delaware
Conwed Corporation                                                 Delaware
Conwed Plastics, LLC                                               Delaware
Conwed Plastics Acquisition Company, LLC                           Delaware
CoreComm - ATX, Inc.                                               Delaware
CoreComm - Voyager, Inc.                                           Delaware
CoreComm Communications, Inc.                                      Delaware
CoreComm Illinois, Inc.                                            Delaware
CoreComm Indiana, Inc.                                             Delaware
CoreComm Internet Group, Inc.                                      Delaware
CoreComm Maryland, Inc.                                            Delaware
CoreComm Massachusetts, Inc.                                       Delaware
CoreComm Michigan, Inc.                                            Delaware
CoreComm Missouri, Inc.                                            Delaware
CoreComm New Jersey, Inc.                                          Delaware
CoreComm New York, Inc.                                            Delaware
CoreComm Newco, Inc.                                               Delaware
CoreComm Ohio, Inc.                                                Delaware
CoreComm Pennsylvania, Inc.                                        Delaware
CoreComm Rhode Island, Inc.                                        Delaware
CoreComm Services, LLC                                             Delaware
CoreComm Vermont, Inc.                                             Delaware
CoreComm West Virginia, Inc.                                       Delaware
CoreComm Wisconsin, Inc.                                           Delaware
Cortelyou Communications Corp.                                     Delaware
CX Aviation, LLC                                                   Delaware
CXL Aviation, LLC                                                  Delaware
Double Canyon Vineyards, LLC                                       Delaware
FCC Holdoco I, Inc.                                                Delaware
Glen Cove TND, LLC                                                 Delaware
Hain WD Claims Holding, LLC                                        Delaware
Hawaii Ventures, LLC                                               Delaware
HWB 2507 Kalakaua, LLC                                             Delaware
Horizon Telecommunications, Inc.                                   Delaware
Idaho Holding Corp.                                                Delaware
Jerico One Corp.                                                   Delaware

                                                                    Exhibit 21

LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2005, continued



                                                               State/Country of
Name                                                             Incorporation
----                                                             -------------

Lake Charles Corp.                                                 Delaware
Lake Charles Cogeneration LLC                                      Delaware
LCH Opportunities, LLC                                             Delaware
Leucadia Aviation, Inc.                                            Delaware
Leucadia Cellars, Ltd.                                             Delaware
Leucadia-Eagle Corporation                                         Delaware
Leucadia Property Holdings, Ltd.                                   Delaware
Leucadia Symphony, Ltd.                                            Delaware
LNC Investments, LLC                                               Delaware
LR Credit 1, LLC                                                   Delaware
LR Credit 2, LLC                                                   Delaware
LR Credit 3, LLC                                                   Delaware
LR Credit 4, LLC                                                   Delaware
LUK-A3D, LLC                                                       Delaware
LUK-Acquisition III, LLC                                           Delaware
LUK-Asia LLC                                                       Delaware
LUK Broadcasting, LLC                                              Delaware
LUK-Burlington Holdings, LLC                                       Delaware
LUK-Carib, LLC                                                     Delaware
LUK Clec LLC                                                       Delaware
LUK-HY Fund, LLC                                                   Delaware
LUK-Israel LLC                                                     Delaware
LUK-MB Corp.                                                       Delaware
LUK-MB1, LLC                                                       Delaware
LUK-Myrtle Beach, LLC                                              Delaware
LUK-Saffran, LLC                                                   Delaware
LUK-Shop, LLC                                                      Delaware
LUK-Symphony, LLC                                                  Delaware
LUK-Symphony Management, LLC                                       Delaware
LUK-TTP, LLC                                                       Delaware
LUK-Visible, LLC                                                   Delaware
Lympus, LLC                                                        Delaware
Maine Isles, Inc.                                                  Delaware
MK Resources Company                                               Delaware
Mundano, LLC                                                       Delaware
Nead Corporation                                                   Delaware
Neward Corporation                                                 Delaware
North East Point, LLC                                              Delaware
One Technology Center, LLC                                         Delaware
Rastin Investing Corp.                                             Delaware
Rehab Works, LLC                                                   Delaware
Square 711 Developer, LLC                                          Delaware
Stillwater Holdings, LLC                                           Delaware
Symphony Health Services, Inc.                                     Delaware
Symphony Health Services, LLC                                      Delaware
Symphony Respiratory Services, LLC                                 Delaware
Terra Thermal Power, LLC                                           Delaware
VTA Management Services, LLC                                       Delaware
VTA Staffing Services, LLC                                         Delaware
Voyager Data Services, Inc.                                        Delaware

                                                                    Exhibit 21

LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2005, continued



                                                               State/Country of
Name                                                             Incorporation
----                                                             -------------

Draper Lake, LLC                                                    Florida
LUK-Draper, Inc.                                                    Florida
Rosemary Beach Cottage Rental Company                               Florida
Rosemary Beach Land Company                                         Florida
Rosemary Beach Realty, Inc.                                         Florida
Alumni Forest Products, LLC                                         Georgia
Idaho Timber, LLC                                                   Idaho
Idaho Timber of Boise, LLC                                          Idaho
Idaho Timber of Texas, LLC                                          Idaho
Idaho Timber of Kansas, LLC                                         Idaho
Idaho Timber of North Carolina, LLC                                 Idaho
Idaho Timber of Albuquerque, LLC                                    Idaho
Idaho Timber of Montana, LLC                                        Idaho
Idaho Timber of Idaho, LLC                                          Idaho
Idaho Timber of Mountain Home, LLC                                  Idaho
Idaho Timber of Cartage, LLC                                        Idaho
Idaho Cedar Sales, LLC                                              Idaho
MegsINet Internet, Inc.                                             Illinois
College Life Development Corporation                                Indiana
Professional Data Management, Inc.                                  Indiana
Voyager Information Networks, Inc.                                  Michigan
TTP Corporation                                                     Nevada
Empire Insurance Company                                            New York
HWB Ventures, Inc.                                                  New York
Leucadia, Inc.                                                      New York
Leucadia Investors, Inc.                                            New York
L-Credit, LLC                                                       New York
LR-Credit, LLC                                                      New York
LR-Credit 5, LLC                                                    New York
LR-Credit 6, LLC                                                    New York
LR-Credit 7, LLC                                                    New York
LR-Credit 8, LLC                                                    New York
LR-Credit 9, LLC                                                    New York
LR-Credit 10, LLC                                                   New York
LUK-REN, Inc.                                                       New York
New Suffolk Land Co. LLC                                            New York
New Suffolk Land Co. I LLC                                          New York
New Suffolk Land Co. II LLC                                         New York
New Suffolk Land Co. III LLC                                        New York
New Suffolk Land Co. IV LLC                                         New York
PLRC, Inc.                                                          New York
Digicom, Inc.                                                       Ohio
Phlcorp, Inc.                                                       Pennsylvania
Pine Ridge Winery, LLC                                              Texas
American Investment Holdings, LLC                                   Utah
Aviation Leasing Company, LLC                                       Utah
Baxter Investment Company, LLC                                      Utah
Leucadia Financial Corporation                                      Utah
Leucadia International Corporation                                  Utah
Leucadia Properties, Inc.                                           Utah
Silver Mountain Industries, Inc.                                    Utah
Telluride Properties Acquisition, Inc.                              Utah
Terracor II                                                         Utah
WMAC Investment Corporation                                         Wisconsin
Canadian International Power Company Limited                        Wyoming

                                                                    Exhibit 21

LEUCADIA NATIONAL CORPORATION
Subsidiaries as of December 31, 2005, continued



                                                          State/Country of
Name                                                       Incorporation
----                                                       -------------



AC (Barbados) IBC, Inc.                                   Barbados
Tele (Barbados) Inc.                                      Barbados
Iguazu Ventures, Ltd.                                     British Virgin Islands
LUK-Japan Ltd.                                            British Virgin Islands
LUK Jersey (Holding) Limited                              Jersey
LUK (Jersey) Limited                                      Jersey
Antilles Crossing Holding Company (St. Lucia) Limited     St. Lucia
Antilles Crossing (St. Lucia) Limited                     St. Lucia
Iberia Exploraciones, S.A.                                Spain
Antilles Crossing - St. Croix, Inc.                       U.S. Virgin Islands



Subsidiaries not included on this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2005.